UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 26, 2013

SUSSEX BANCORP

(Exact name of registrant as specified in its charter)

New Jersey	0-29030	22-3475473
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

200 Munsonhurst Road

Franklin, New Jersey 07416

(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (973) 827-2914

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On June 26, 2013, Sussex Bancorp (the “Company”) entered into a standby purchase agreement with each of Phillip Bonadonna, David L. and Helen M. Braverman, Vincenzo Ferrara, Giannola Capital Partners, LLC, Antony Gironta, Steven and Heidi Goldberg, Pietro Guglielmi, Bennet S. Meyer, Opes Equities, LLC, Anthony Persico, Restani Consulting LLC and Venetian Properties, LLC (collectively, the “Standby Purchasers”), pursuant to which the Standby Purchasers, each an “accredited investor” within the meaning of Rule 501 of Regulation D under the Securities Act of 1933, as amended (the “Act”), have agreed to purchase in aggregate, at the subscription price of $6.00 per share, up to 404,161 shares of the Company’s common stock, no par value per share (“Common Stock”), not subscribed for by the Company’s shareholders pursuant to the exercise of their basic subscription rights and over-subscription privileges in connection with the rights offering described in Item 8.01 below (the “Standby Purchase”).

No fees or other consideration will be paid by the Company to the Standby Purchasers in connection with the Standby Purchase.

The standby purchase agreement contains conditions to closing, withdrawal and termination rights, and representations, warranties and covenants of the Company and the Standby Purchaser, among other provisions, that are customary for agreements of this type.

The foregoing description of the standby purchase agreement is qualified in its entirety by reference to the Form of Standby Purchase Agreement, a copy of which is attached as Exhibit 4.2 to Form S-1/A filed with the Securities and Exchange Commission on June 3, 2013, and incorporated herein by reference.

Item 8.01.	Other Events.

On June 28, 2013, the Company issued a press release announcing the commencement of a $7.2 million rights offering of its Common Stock to existing shareholders. All shareholders of record as of May 31, 2013, will be granted rights to purchase one share of Common Stock at a subscription price of $6.00 per share for every share owned on the record date. The rights offering includes an over-subscription privilege, which permits each rights holder that exercises the basic subscription right in full the option to purchase additional shares of Common Stock that remain unsubscribed at the expiration of the offering. The over-subscription privilege is subject to certain subscription limitations and the availability and allocation of shares among holders exercising their over-subscription privilege, as further described in the rights offering documents. The rights offering will expire on July 29, 2013, unless extended by the Board of Directors.

As disclosed in Item 1.01 above, the Company has received standby commitments from the Standby Purchasers to purchase up to 404,161 shares of Common Stock that are not subscribed for by shareholders in connection with the rights offering.

A copy of the Company’s press release is attached to this report as Exhibit 99.1 and is incorporated herein by reference.

Exhibit Number	Description
10.1	Form of Standby Purchase Agreement (incorporated by reference to Exhibit 4.2 to the Registration Statement on Form S-1/A (No. 333-187759) filed with the Securities and Exchange Commission on June 3, 2013).
99.1	Press Release, dated June 28, 2013.

Sales of common stock to the Standby Purchasers have not been registered under the Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration under the Act.

This Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the securities described herein, nor shall there be any offer or sale of such securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. A registration statement relating to rights offering has been filed with the Securities and Exchange Commission and was declared effective on June 26, 2013. The rights offering will be made only by means of a prospectus, which is a part of such registration statement. Copies of the prospectus for the rights offering may be obtained by contacting the Company's information agent, AST Phoenix Advisors at (877) 478-5038.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUSSEX BANCORP

Date: June 28, 2013	By:	/s/ Steven M. Fusco
Steven M. Fusco
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Form of Standby Purchase Agreement (incorporated by reference to Exhibit 4.2 to the Registration Statement on Form S-1/A (No. 333-187759) filed with the Securities and Exchange Commission on June 3, 2013).
99.1	Press Release, dated June 28, 2013.